EXHIBIT 99

For additional information, please contact:  Mr. Charles R. Ofner
                                             (713) 496-5000


          January 17, 1994,  Houston, Texas...Reading & Bates

Corporation (RB-NYSE) announced today that its associated

company in Indonesia, PT Bosara Mulia,  has received letters of intent from BP Exploration Operating Company Ltd. and

INPEX Aceh, Ltd. for the hire of Reading & Bates' fourth

generation semi-submersible JACK BATES for their deep water

drilling programs in Indonesia.  The JACK BATES will drill

one well  for each operator, and there will be the

possibility of additional  wells under the agreements.

Commencement is expected in early May 1994 upon completion

of the unit's mobilization from Malta.  Reading & Bates

stated these commitments open a new market for fourth

generation semi-submersibles in the Asia Pacific region,

and several other operators have expressed interest in

utilizing the unit for their deep water programs after the

BP and INPEX wells.

          Reading & Bates is a New York Stock Exchange

listed company, providing offshore drilling services

throughout the world.  Its wholly owned subsidiary, Reading

& Bates Development Co., provides technical, construction

and project management services to the upstream offshore oil and gas industry worldwide.